AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
216 16TH STREET
SUITE 600
DENVER, COLORADO 80202

EXHIBIT I
October 31, 2005

Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C. 20549

Re: College Partnership, Inc. Form 10-KSB

Dear Sir or Madam:

The Company is unable to file its 2005 Annual Report on Form 10-KSB within the prescribed time period because it has recently engaged this firm as the Company’s independent registered public accounting firm as previously disclosed in Form 8-K.

Very truly yours,

AJ. ROBBINS, P.C.

By /s/ AJ. ROBBINS
AJ. Robbins, C.P.A.